UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2013

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on July 17, 2013.  At that meeting, shareholders voted on two proposals presented in the Company's Proxy Statement dated June 5, 2013 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of eleven directors nominated to a one-year term on the Board of Directors

	For		Withheld
Nominee	# of Votes	% of Votes Present at Meeting	# of Votes	% of Votes Present at Meeting
Lawrence J. Blanford	372,236,343	97.9%	7,950,780	2.1%
William P. Crawford	379,202,210	99.7%	984,913	0.3%
Connie K. Duckworth	379,473,913	99.8%	713,210	0.2%
James P. Hackett	379,190,221	99.7%	996,902	0.3%
R. David Hoover	378,022,472	99.4%	2,164,651	0.6%
David W. Joos	378,012,584	99.4%	2,174,539	0.6%
James P. Keane	369,596,310	97.2%	10,590,813	2.8%
Elizabeth Valk Long	378,439,448	99.5%	1,747,675	0.5%
Robert C. Pew III	379,221,749	99.7%	965,374	0.3%
Cathy D. Ross	369,271,566	97.1%	10,915,557	2.9%
P. Craig Welch, Jr.	375,159,492	98.7%	5,027,631	1.3%

There were no votes cast against or abstentions with respect to any nominee named above.  Other directors continuing in office are:  Peter M. Wege II and Kate P. Wolters.

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
# of Votes	% of Votes Present at Meeting	# of Votes	% of Votes Present at Meeting	# of Votes	% of Votes Present at Meeting
374,593,163	98.5%	5,542,185	1.5%	51,775	0.0%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: July 18, 2013